UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 2
TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2004

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (7 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 2, 2004, Channell Commercial Corporation (the “Registrant”), through a majority-owned subsidiary, acquired a controlling interest in Bushman Tanks, Australia’s largest manufacturer and distributor of rotational molded plastic (polyethylene) water storage tanks.  Assets acquired included, among others, plant and equipment, inventory and accounts receivable.  The purchase price was $16.8 million.  An additional $1.4 million is payable to the sellers in the event that the Bushman Tanks business achieves specified performance targets in 2005 and 2006.  The purchase sale agreement includes a working capital adjustment based on the April 30, 2004 working capital amounts.  The amount of the adjustment at present is not finalized.  The working capital adjustment as presently estimated by management has been included in the $16.8 million purchase price.  The final working capital adjustment will result in a change to goodwill and the amount of consideration to the sellers.

The $16.8 million purchase price consisted of $7.9 million in cash contributed by the Registrant, 175,113 shares of the Registrant’s common stock valued at $0.7 million, a $5.6 million term loan from The National Australia Bank Ltd,  and $2.6 million in cash contributed by ANZ Private Equity, a unit of Australia and New Zealand Banking Group Ltd.  As a result of the transaction, the Registrant acquired a 75% equity interest in Bushman Tanks, and ANZ Private Equity acquired the remaining 25%.  Bushman Tanks’ results will be consolidated in the Registrant’s financial statements, which will also reflect a minority interest for ANZ Private Equity’s ownership position.

Bushman Tanks was privately held by a number of Australian residents and related family holding companies.  Following the acquisition, the Registrant intends to continue to operate the Bushman Tanks business in substantially the same manner as previously conducted, except that the Registrant intends to implement process improvements and take other steps to realize synergistic cost savings.

In determining the purchase price, the Registrant considered, among other factors, comparable transactions and valuations and the expected contribution to its earnings.  The transaction is expected to be accretive to the Registrant’s earnings per share over the next twelve months.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to the Original Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The following financial statements of Bushman Tanks are included in this report.

Report of Independent Registered Public Accounting Firm
Combined Balance Sheet as of June 30, 2004
Combined Statement of Operations for the Year Ended June 30, 2004
Combined Statement of Stockholders’ Equity for the Year Ended June 30, 2004
Combined Statement of Cash Flows for the Year Ended June 30, 2004
Notes to Combined Financial Statements as of June 30, 2004

(b)	Pro Forma Financial Information

Condensed Combined Balance Sheet as of June 30, 2004 (Unaudited)
Condensed Combined Statements of Operations for the Six Months Ended June 30, 2004 (Unaudited)
Condensed Combined Financial Statements for the Year Ended December 31, 2003 (Unaudited)

2

(c)           Exhibits

99.1	Press Release dated August 3, 2004, is hereby incorporated by reference to Exhibit 99.1 to the Original Form 8-K.

99.2

Share and Asset Purchase Agreement dated July 14, 2004 by and between the Company, Channell Bushman Pty Limited, Australia’s Bushman Tanks Pty Ltd, Douglas Robin Young, an individual, Richard James Young, an individual, Lokan Nominees Pty Ltd and Lenbridge Grange Pty Ltd, Belsiasun Pty Ltd and Elcarva Pty Ltd, the holders of the outstanding shares of Bushmans Group Pty Ltd, Hold-On Industries Australia Pty Ltd, Australian Bushman Tanks Pty Ltd and Polyrib Tanks Pty Ltd. As identified on the signature page thereto, is hereby incorporated by reference to Exhibit 99.2 to the Original Form 8-K.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: October 18, 2004

/s/ Thomas Liguori

Thomas Liguori
Chief Financial Officer

4

Report of Independent Registered Public Accounting Firm

Board of Directors and
Shareholders of Bushman Tanks

We have audited the accompanying combined balance sheet of Bushman Tanks as of June 30, 2004, and the related combined statements of operations, stockholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Bushman Tanks as of June 30, 2004, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note M, Bushman Tanks was sold to Channell Commercial Corporation on August 2, 2004.

/s/ GRANT THORNTON LLP

Los Angeles, California
September 17, 2004

The accompanying notes are an integral part of this financial statement.

BUSHMAN TANKS

COMBINED BALANCE SHEET

June 30, 2004

(amounts in thousands)

ASSETS

CURRENT ASSETS
Accounts receivable, net	$1,769
Inventories	2,734
Prepaid expenses and other current assets	85
Income taxes receivable	65

Total current assets	4,653

NOTES RECEIVABLE - RELATED PARTIES	204

PROPERTY AND EQUIPMENT, net	3,161

DEFERRED INCOME TAXES	479

INTANGIBLE ASSETS, net	540

OTHER ASSETS	7

$9,044

The accompanying notes are an integral part of this financial statement.

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft	$83
Accounts payable	2,886
Short term bank borrowings	590
Current maturities of capital lease obligations	535
Deferred revenue	178
Accrued expenses	1,483

Total current liabilities	5,755

CAPITAL LEASE OBLIGATIONS, less current maturities	578

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ EQUITY
Common stock	954
Retained earnings	1,757

Total stockholders’ equity	2,711

$9,044

The accompanying notes are an integral part of this financial statement.

BUSHMAN TANKS

COMBINED STATEMENTS OF OPERATIONS

Year Ended June 30, 2004

(amounts in thousands)

Net sales	$28,427
Cost of goods sold	15,610

Gross profit	12,817

Operating expenses
Selling	4,921
General and administrative	7,039
11,960

Income from operations	857

Interest expense, net	121
Other income	(324)

Income before income tax expense	1,060

Income tax expense	351

Net income	$709

The accompanying notes are an integral part of this financial statement.

BUSHMAN TANKS

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY

Year Ended June 30, 2004

(amounts in thousands)

				Total
	Common stock		Retained	stockholders’
	Shares	Amount	earnings	equity

Balance, July 1, 2003	153	$954	$1,126	$2,080

Dividends paid	—	—	(78)	(78)

Net income	—	—	709	709

Balance, June 30, 2004	153	$954	$1,757	$2,711

The accompanying notes are an integral part of this financial statement.

BUSHMAN TANKS

COMBINED STATEMENTS OF CASH FLOWS

Year Ended June 30, 2004

(amounts in thousands)

Cash flows from operating activities:
Net income	$709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402
Changes in assets and liabilities:
Accounts receivable	550
Inventories	(398)
Prepaid expenses and other current assets	3
Income taxes receivable	(64)
Deferred income taxes	(87)
Other assets	45
Accounts payable	136
Deferred revenue	115
Accrued expenses	(416)

Net cash provided by operating activities	995

Cash flows from investing activities:
Purchase of property and equipment	(331)
Advances to related parties	(204)

Net cash used in investing activities	(535)

The accompanying notes are an integral part of this financial statement.

Cash flows from financing activities:
Repayment of debt	$(173)
Payment of capital lease obligations	(233)
Dividends paid	(78)
Repayments of advances from related parties	(714)

Net cash used in financing activities	(1,198)

Decrease in cash and cash equivalents	(738)

Cash and cash equivalents, beginning of year	655

Bank overdraft, end of year	$(83)

Cash paid during the year for:
Interest	$161

Income taxes	$441

The accompanying notes are an integral part of this financial statement.

BUSHMAN TANKS

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2004

(amounts in thousands)

NOTE A—DESCRIPTION OF BUSINESS

The Company designs, manufactures and markets polyethylene water tanks primarily for the rural market in Australia.  The Company’s primary product line of rotational molded tanks are deployed in the agricultural sector where water shortages require storage of rain and ground water.  The Company operates out of four leased facilities in Australia.  The facilities are located in Dalby, Orange, Terang, and Adelaide.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates—In preparing financial statements in conformity with accounting principles generally accepted in the United Sates of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include accounts receivables reserves, the inventory valuation reserve,  valuation of goodwill and long lived assets.  Actual results could differ from those estimates and the differences could be material.

Basis of Presentation—The combined financial statements include the accounts of Bushmans Group Pty Limited, Australian Bushman Tanks Pty Limited, Australias Bushman Tanks Pty Limited, Hold-On Industries Australia Pty Limited, and Polyrib Tanks Pty Limited, collectively referred to as “Bushman Tanks” or the “Company”.  These entities are under common control.  All significant intercompany transactions and balances have been eliminated. The accompanying financial statements are presented in U.S. dollars translated at the June 30, 2004 currency exchange rate.

Cash and Cash Equivalents—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash in banks and short-term investments with original maturities of 90 days or less.  At June 30, 2004, the Company reported cash overdraft of $83 representing outstanding checks in excess of the bank balance.  The cash overdraft is reflected as a current liability.

Inventories—Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method of accounting.  Cost includes material, direct production costs, and factory overhead costs.

Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method or the declining balance method over the estimated useful lives of the assets (3-15 years for machinery and equipment, 3-10 years for furniture and fixtures). Capital lease assets are amortized using the straight-line method over the useful lives of the assets. Expenditures for all maintenance and repairs are charged against income. Additions, major renewals and replacements that increase the useful lives of assets are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the leasehold improvements.

Revenue Recognition and Allowance for Doubtful Accounts––Revenue is recognized upon shipment of products by the Company.  Provisions for uncollectible accounts are made based on the Company’s specific assessment of the collectability of all past due accounts. Accounts receivable is shown net of allowance for doubtful accounts of $37 at June 30, 2004.

Advertising— Advertising expenditures are expensed as incurred.  In the year ended June 30, 2004, the Company incurred $1,048 of expense.  The Company advertises through consumer media, yellow pages, and promotional material.

Warranty— The Company provides a warranty for the replacement and repair of a defective product.  The typical period is 25 years which management believes is the industry standard.  This expense is estimated by management at the time of the sale based on historical warranty costs and analysis of defects that have occurred in field installations.

Shipping Costs—Shipping and handling costs are charged to expense as incurred.  Total shipping costs of $4,971 are included in selling expenses for 2004.

Income taxes—Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes.  These deferred income taxes are measured by applying currently enacted income tax rates.  A valuation allowance reduces deferred income tax assets when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Fair value of financial instruments—The carrying amount of cash, accounts receivable, accounts payable, accrued expenses and short-term borrowings approximates fair value because of the short maturity of these financial instruments.

Segment reporting—The Company is centrally managed and operates in one business segment:  water tank industry.

Long-Lived Assets - Long-lived assets primarily include property, plant and equipment and goodwill.  The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  The Company evaluates the recoverability of goodwill annually or more frequently if events or circumstances indicate that the asset might be impaired. The Company uses judgment when applying the impairment rules to determine when an impairment test is necessary. Factors the Company considers which could trigger an impairment review include significant underperformance relative to historical or forecasted operating results, a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used  and significant negative industry or economic trends.  Impairment losses are measured as the amount by which the carrying value of an asset exceeds its estimated fair value. The Company is required to make estimates of its future discounted cash flows related to the asset subject to review. These estimates require assumptions about demand for the Company’s products and services, future market conditions and technological developments.  Other assumptions include determining the discount rate and future growth rates.  The Company did not record an impairment charge in the year ended June 30, 2004.

Recent Accounting Pronouncements.  In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities - an interpretation of ARB 51” (“FIN 46”), which subsequently has been revised by FIN 46-R. The primary objectives of FIN 46-R are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or VIEs) and how to determine when and which business enterprises should consolidate the VIE (as the primary beneficiary). This new model for consolidation applies to an entity in which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN 46-R requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46-R is effective for VIEs created after January 31, 2003 and is effective for all VIEs created before February 1, 2003 that are Special Purpose Entities (SPEs) in the first reporting period ending after December 15, 2003 and for all other VIEs created before February 1, 2003 in the first reporting period ending after March 15, 2004. The Company believes there are no entities qualifying as VIEs and the adoption of FIN 46-R to date has not had any effect on the Company’s financial position, cash flows or results of operations.

In March 2004, The Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 104 “Revenue Recognition” (“SAB 104”), an update to the guidance in SAB 101 “Revenue Recognition in Financial Statements” 101 (codified in Topic 13: “Revenue Recognition”).  The primary objectives of SAB 104 are to reflect the issuance of EITF Issue 00-21, “Revenue Arrangements with Multiple Deliverables”, to delete the guidance on reporting revenues gross as a principal or net as an agent because EITF Issue 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”, and to rescind SAB 101 “Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers (FAQ)” and incorporate selected portions of the FAQ into Topic 13.  The FAQ permitted registrants to elect a policy of not recognizing any revenue on equipment sold on an installed basis until installation is complete.  Because EITF Issue 00-21 requires revenue arrangements with multiple deliverables to be divided into separate units of accounting if certain criteria are met, this election is no longer available to registrants upon adoption of EITF Issue 00-21. The Company believes that SAB 104 has not had any effect on Company’s financial position, cash flows, or results of operations.

NOTE C—INVENTORIES

Inventories are summarized as follows:

Raw materials	$614
Work-in-process	154
Finished goods	1,966

$2,734

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

Machinery and equipment	$4,009
Leasehold improvements	104
Furniture, fixtures and other fixed assets	1,441
5,554
Less accumulated depreciation and amortization	(2,393)
$3,161

Included in fixed assets is $1,276 of equipment under capital lease at June 30, 2004.  Accumulated amortization of assets under capital lease totaled $331 at June 30, 2004.

NOTE E—ACCRUED EXPENSES

Accrued expenses consist of the following:

Warranty liability	$966
Accrued employee benefits	404
Other	113
$1,483

A roll forward of the warranty reserve is summarized below.

Balance, July 1, 2003	$927
Accruals	402
Replacements	(363)
Balance, June 30, 2004	$966

NOTE F—SHORT TERM BANK BORROWING

Short-term bank borrowings consist of borrowings under revolving credit facilities with a commercial lender.  Amounts borrowed under these facilities bear interest at a fixed rate based on the lender’s Base Rate.  The weighted average interest rate under the revolving credit facilities was 8.7% at June 30, 2004.  The facilities are reviewed annually in the month of April.  Short term borrowings under the facilities at June 30, 2004 were $590.

NOTE G—CAPITAL LEASE OBLIGATIONS

The Company leases certain machinery and equipment and motor vehicles under various agreements which are classified as capital leases.  The leases expire on various dates through 2008.  Future minimum payments, by year, are as follows:

Year	Amount
2005	$534
2006	397
2007	208
2008	114
1,253
Less amount representing interest	140
1,113
Less current maturities	535
$578

NOTE H—INCOME TAXES

The effective tax rate for the twelve months ended June 30, 2004 is different than the United States Federal statutory rate due to a lower tax rate in Australia (30%) compared to the U.S. statutory rate (34%) offset by nondeductible expenses.  Income tax expense consists of the following:

Australia income taxes:
Current	$438
Deferred	(87)
Total income tax expense	$351

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities are as follows:

Deferred tax assets (liabilities)
Revenue for doubtful accounts	$3
Employee benefits	130
Warranty	314
Provision for fringe benefit taxes	8
Other	24
Net deferred tax asset	$479

NOTE I—RETIREMENT PLAN

The Company established a defined contribution retirement plan known as superannuation in accordance with Australian laws. Under the terms of this plan, contributions are made by the Company to the superannuation fund and are charged to expense as incurred.  Total expense for the year ended June 30, 2004 was $165.

NOTE J—RELATED PARTY TRANSACTIONS

As of June 30, 2004, the Company had receivables due from directors and affiliated companies of the directors in the amount of $204.  The accounts are non-interest bearing and payable on demand.

The Company has facilities in Orange, Dalby, Terang, and Adelaide Australia that are leased from the Company’s directors.  The rent expense paid in the twelve months ended June 30, 2004 is $331.  See Note K for future lease schedule.

The Company in the normal course of business sells products to affiliated companies of the directors.  Revenues for the twelve months ended June 30, 2004 were $46.

NOTE K—LEASE COMMITMENTS — RELATED PARTIES

The Company leases manufacturing and office space from the Company’s directors under several operating leases expiring through 2012.  Rent expense under all operating leases amounted to $331 for the year ended June 30, 2004.  Total future minimum rental payments under these non-cancellable operating leases as of June 30, 2004 are as follows:

Year	Amount

2005	$311
2006	249
2007	249
2008	249
2009	249
Thereafter	457
$1,764

In addition to these minimum rental commitments, certain of these operating leases provide for payments of insurance, repairs and maintenance and property taxes.

NOTE L—CREDIT CONCENTRATIONS AND MAJOR SUPPLIERS/CUSTOMERS

Purchases in fiscal 2004 from the Company’s largest supplier total $11,814, which represents 100% of total raw material purchases.  Management believes that there are alternative suppliers and therefore does not believe the loss of this relationship would materially impact the Company.  No individual customer accounted for more than 10% of total revenue or more than 10% of total accounts receivable.  The Company’s business activities and accounts receivable are with customers primarily throughout Australia.  The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses and returns.

NOTE M—SUBSEQUENT EVENT

On August 2, 2004, Channell Commercial Corporation (“Channell”), through a majority-owned subsidiary, acquired a controlling interest in Bushman Tanks.  The purchase price was $16.8 million.  An additional $1.4 million is payable to the sellers in the event that the Bushman Tanks business achieves specified performance targets in 2005 and 2006.  The purchase agreement includes a working capital adjustment based on the April 30, 2004 working capital amounts.  The amount of the adjustment at present is not finalized.  The working capital adjustment as presently estimated by management has been included in the $16.8 million purchase price.  The final working capital adjustment will result in a change to goodwill and the amount of consideration to the sellers.

The $16.8 million purchase price consisted of $7.9 million in cash contributed by Channell, 175,113 shares of the Channell’s common stock valued at $0.7 million, a $5.6 million term loan from The National Australia Bank Ltd,  and $2.6 million in cash contributed by ANZ Private Equity, a unit of Australia and New Zealand Banking Group Ltd.  As a result of the transaction, Channell acquired a 75% equity interest in Bushman Tanks, and ANZ Private Equity acquired the remaining 25%.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of June 30, 2004 includes the historical accounts of the Company and Bushman Tanks at June 30, 2004 and gives effect to the Bushman Tanks acquisition and related financings, including borrowings under the new credit facility, minority interest investment of $2.6 million and $0.7 million of equity contributions from the Company.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 includes the historical operations of the Company and Bushman Tanks (translated at the average currency exchange rate for the applicable period) and gives effect to the acquisition and related financings as if they had occurred at the beginning of the applicable period.

The unaudited pro forma condensed combined financial statements are based on available information and the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods.  The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma condensed combined financial statements are qualified in their entirety and should be read in conjunction with the historical financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended December 31, 2003 and the quarterly report on form 10-Q for the three and six month periods ended June 30, 2004.

The Bushman Tanks acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values based upon preliminary estimates as of the acquisition date.  Further adjustments to the acquired assets and assumed liabilities will be made following more detailed reviews by management of tangible assets acquired and liabilities assumed.  Changes in the estimated fair value of acquired assets and assumed liabilities will be reflected as a change in the allocated fair value of the identifiable tangible and intangible assets and liabilities and goodwill in the period in which this determination is made, which management expects to be by December 31, 2004.

CHANNELL COMMERCIAL CORPORATION AND BUSHMAN TANKS

UNAUDITED PROFORMA CONDENSED

CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2004

(amounts in thousands)

	CHANNELL	BUSHMAN TANKS	PRO-FORMA ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$10,843	$0	$(9,010	)(a)	$1,833
Accounts receivable, net	10,173	1,769	—		11,942
Inventories	8,911	2,734	—		11,645
Deferred income taxes	812	—	—		812
Prepaid expenses and other current assets	1,044	85	(448	)(b)	681
Income taxes receivable	752	65	—		817

Total current assets	32,535	4,653	(9,458)		27,730

Notes receivables - related parties	—	204	(204	)(c)	—
Property and equipment at cost, net	16,228	3,161	—		19,401
Revaluation			712	(d)
Exclusions			(700	)(e)
Property and equipment at cost, net	16,228	3,161	12		19,401
Deferred income taxes	5,119	479	(145	)(f)	5,453
Intangible assets, net	591	540	14,119	(g)	15,250
Other assets	572	7	—		579

	$55,045	$9,044	$4,324		$68,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdraft		$83	$(83	)(h)	$0
Accounts payable	$6,586	2,886	—		9,472
Short term debt (including current maturities of long term debt)	949	235	869	(i)	2,053
Current maturities of capital lease obligations	19	535	(535	)(j)	19
Deferred revenue	—	178	—		178
Dividends payable	—	—	—		—
Accrued restructuring liability	1,914	—	—		1,914
Accrued expenses	4,921	1,483	229	(k)	6,633

Total current liabilities	14,389	5,400	480		20,269

Long term debt, less current maturities	2,356	355	4,061	(i)	6,772
Deferred gain on sale leaseback transaction	483	—	—		483
Capital lease obligations, less current maturities	121	578	(578	)(j)	121
Commitments and contingencies	—	—	—		—
Minority Interest	—	—	2,381	(l)	2,381

Stockholders’ equity
Preferred stock	—	—	—		—
Common stock, par value $.01 per share, authorized - 19,000 shares; issued - 9,372; outstanding - 9,128 shares	94	954	(952	)(m)	96
Additional paid-in capital	28,664	—	689	(n)	29,353
Treasury stock - 244 shares	(1,871)	—	—		(1,871)
Retained earnings	11,401	1,757	(1,757	)(o)	11,401
Accumulated other comprehensive loss -
Foreign currency translation	(592)	—	—		(592)

Total stockholders’ equity	37,696	2,711	(2,020)		38,387

Total liabilities and stockholders’ equity	$55,045	$9,044	$4,324		$68,413

(a)           Represents cash and direct costs paid by Channell to acquire Bushman Tanks

Acquisition purchase price	$(16,838)
Cash contribution from Minority Interest ANZ Bank (less fees)	2,381
Cash paid to seller through debt financing with NAB bank	5,520
Channell stock issued to seller	690
Direct costs of acquisition	(763)
$(9,010)

(b)           Reclassification of pre-paid acquisition costs to goodwill.

(c)           To remove related party receivables not purchased.

(d)           Adjustment to revalue fixed assets to appraised value.

(e)           Adjustment to remove assets retained by previous Bushman Tank owners.

(f)            Deferred income taxes related to revaluation of fixed assets to appraised value and provisions noted in (k) below at 30% tax rate.

(g)           Purchase price of Bushman Tanks in excess of net tangible assets.

Acquisition purchase price	$16,838
Direct costs of acquisition	764
Total purchase price	17,602

Less: fair value of tangible assets acquired	(7,719)
Add: fair value of liabilities assumed	4,776
Excess purchase price allocated to goodwill	$14,659

Increase in goodwill
Goodwill	14,659
Elimination of Bushman Tanks historical goodwill	(540)
$14,119

(h)           To remove bank overdraft not assumed.

(i)            To remove current and long-term debt of Bushman Tanks not assumed and recognize short-term bank debt of $1,104 and long-term debt of $4,416 to acquire Bushman Tanks.

(j)            To remove current and long-term capital lease obligations of Bushman Tanks not assumed.

(k)           Provisions for environmental cleanup ($17) and facility leases in excess of fair market value rents ($212).

(l)            To recognize the minority interest investment net of fees.

(m)          Elimination of Bushman Tanks shares and addition of $2 in shares issued as part of the acquisition cost.

(n)           Capital stock of $689 issued to acquire Bushman Tanks.

(o)           Elimination of Bushman Tanks’ historical equity to reflect purchase accounting rules.

CHANNELL COMMERCIAL CORPORATION AND BUSHMAN TANKS

UNAUDITED PROFORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(amounts in thousands, except per share data)

	CHANNELL	BUSHMAN TANKS	PRO-FORMA ADJUSTMENTS		PRO FORMA

Net sales	$39,023	$14,617	$0		$53,640
Cost of goods sold	27,751	8,223	0		35,974

Gross profit	11,272	6,394	0		17,666

Operating expenses
Selling	5,299	2,658	0		7,957
General and administrative	3,827	4,257 *	(78	)(a)	8,006
Research and development	1,065	0	0		1,065
	10,191	6,915	(78)		17,028
Income from operations	1,081	(521)	78		638

Interest expense, net	150	65	288	(b)	503

Income before income taxes	931	(586)	(210)		135

Income taxes (benefit)	0	(175)	(63	)(c)	(238)

Net income (loss) before minority interest	931	(411)	(147)		373

Minority interest			151	(d)	151

Net (loss) income	$931	$(411)	$4		$524

Net income per share

Basic	$0.10				$0.06

Diluted	$0.10				$0.06

Weighted number of shares outstanding

Basic	9,128			(e)	9,303

Diluted	9,142			(e)	9,317

* Bushman Tanks six months ended June 30, 2004 includes $1,077 of fringe benefit costs for the previous owners that are not expected to recur

(a)   Reductions in rent of $13 for facility leases in excess of fair market value rents and $65 in depreciation adjustments for assets retained by previous owners and for revaluation of assets acquired to fair market value.

(b)           Recognized net interest expense due to acquisition

Lost interest income on cash used	$57
Interest expense on acquisition term loan	200
Incremental revolver loan interest expense	31
Total interest costs	$288

(c)           Income tax effect of proforma income statement adjustments.

(d)           Reflects the allocation of losses for the minority interest.

(e)           Reflects the additional shares of Channell common stock issued to former owners of Bushman group.

CHANNELL COMMERCIAL CORPORATION AND BUSHMAN TANKS

UNAUDITED PROFORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(amounts in thousands, except per share data)

		BUSHMAN		PRO-FORMA		PRO
	CHANNELL	TANKS		ADJUSTMENTS		FORMA

Net sales	$76,537	$27,329		$0		$103,866
Cost of goods sold	53,960	14,932		0		68,892

Gross profit	22,577	12,397		0		34,974

Operating expenses
Selling	9,465	4,654		0		14,119
General and administrative	7,710	5,609	*	(58	)(a)	13,261
Research and development	1,902	0		0		1,902
Restructuring charges	1,565	0		—		1,565
Impairment of fixed assets	1,238	0		—		1,238
	21,880	10,263		(58)		32,085
Income from operations	697	2,134		58		2,889

Interest expense, net	571	109		518	(b)	1,198

Income before income taxes	126	2,025		(460)		1,691

Income taxes	212	607		(138	)(c)	681

Net (loss) income before minority interest	(86)	1,418		(322)		1,010

Minority interest				(330	)(d)	(330)

Net (loss) income	$(86)	$1,418		$(652)		$680

Net (loss) income per share

Basic	$(0.01)					$0.07

Diluted	$(0.01)					$0.07

Weighted number of shares outstanding

Basic	9,126				(e)	9,301

Diluted	9,126				(e)	9,314

*      Bushman Tanks year ended December 31, 2003 includes $446 of fringe benefit costs for the previous owners that are not expected to recur.

(a)   Reductions in rent of $24 for facility leases in excess of fair market value rents and $113 in depreciation adjustments for assets retained by previous owners and for revaluation of acquired assets to fair market value, plus other expenses of $79 for cost associated in the acquisition ineligible for goodwill but not reflected in income statements.

(b)   Recognized interest costs due to acquisition.

Lost interest income on cash used	$90
Interest expense on acquisition term loan	352
Incremental revolver loan interest expense	76
Total interest costs	$518

(c)   Income tax effect of proforma income statement adjustments.

(d)   Reflects the allocation of losses for the minority interest.

(e)   Reflects additional shares of Channell common stock issued to former owners of Bushman group and effect of dilutive options (previously anti-dilutive due to reported net loss).